UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2021

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 4, 2021, the audit and finance committee of the board of directors of CPI Aerostructures, Inc. (the “Company”), determined, based on the recommendation of management and in consultation with CohnReznick LLP (“CohnReznick”), the Company’s independent registered public accounting firm, that the Company’s financial statements which were included in its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 as filed with the Securities and Exchange Commission (the “SEC”) should no longer be relied upon due to errors in such financial statements relating to the recording and reporting of inventory costing and related internal controls (the “Inventory Costing Errors”). Similarly, management’s reports on the effectiveness of internal control over financial reporting, press releases, and investor communications describing the Company’s financial statements for such periods should no longer be relied upon.

On May 17, 2021, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with the SEC which stated that it was unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Delayed Form 10-Q”) by the prescribed due date without unreasonable effort or expense due to, among other things, long-term COVID-19 related absences of personnel whose functions are essential to the financial closing process. After the filing of the Form 12b-25, as part of the delayed financial closing process, management identified the Inventory Costing Errors during its inventory testing procedures for the preparation of the Company’s financial statements for the quarterly period ended March 31, 2021. The Company announced in a press release on June 1, 2021 (the “June 1st Press Release”) that it had not timely filed the Delayed Form 10-Q because additional time was needed to complete the Company’s delayed financial closing process and to evaluate the scope and impact of the Inventory Costing Errors.

Currently, the Company’s internal review indicates that the Inventory Costing Errors resulted from the sequence in which Company personnel used the Company’s manufacturing software to receive manufactured goods into stock and code errors in a customization of the Company’s core manufacturing software that miscalculated average costs of certain manufactured items.

The Company believes that the Inventory Costing Errors resulted in incorrectly reported inventory values and reported income for the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the year ended December 31, 2020. The errors affect the income reported with respect to the Company’s product lines for which revenue is recognized when a product ships to customers, which accounted for approximately 15% of total 2020 revenue. The Company believes that the errors did not affect income reported with respect to the Company’s products for which revenue is recognized over time using percentage of completion accounting.

The Company is conducting an analysis of the impact of the Inventory Costing Errors on previously reported financial results. The Company currently estimates fiscal year 2020 net income will be reduced by between $1.9 million and $2.3 million, spread over the four fiscal quarters. The Company believes that the Inventory Costing Errors affect neither the reported revenue nor the Company’s reported cash flows for the affected periods.

The Company expects to amend its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020, and to restate the financial statements and other disclosures contained therein as soon as reasonably practicable. Although the June 1st Press Release reported that the Company was evaluating the scope and impact of the Inventory Costing Errors for fiscal year 2019, the Company believes that such errors do not require amendment of the Annual Report on Form 10-K for the year ended December 31, 2019 or Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 or September 30, 2019 or restatement of the financial statements or other disclosures contained therein and a non-reliance determination has not been made by the audit and finance committee of the board of directors of the Company with respect thereto.

At this time, the Company has not fully completed its review and the expected financial impact of the Inventory Costing Errors described above is preliminary and subject to change. The Company cannot predict the outcome or timing of the Company’s filing of restated financial statements for the affected periods.

Management has considered the effect of the Inventory Costing Errors on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of the end of each of the applicable periods. As a result of the errors, management has determined that a material weakness existed in the Company’s internal control over financial reporting as of the end of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the year ended December 31, 2020. Accordingly, the Company’s Chief Executive Officer and Acting Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of the end of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020 and for the year ended December 31, 2020. The Company believes it has identified the corrective action to remediate the cause of the errors. The Company plans to include a discussion of the Company’s plan to remediate the material weakness in the Delayed Form 10-Q, which the Company intends to file concurrently with the amended prior period reports referred to above.

The audit and finance committee of the Company’s board of directors and members of the Company’s management have discussed the matters disclosed in this Item 4.02 with CohnReznick.

On June 7, 2021, the Company issued a press release announcing the foregoing, which is included as Exhibit 99.1 hereto.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this Current Report on Form 8-K are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, those statements regarding the Company’s expectations as to the causes of the Inventory Costing Errors, the scope and impact of the Inventory Costing Errors on reported inventory values and net income, the Company’s plans to amend its previously filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and restated financial statements and other disclosures contained therein and the timing of such amendments, the timing of the filing of the Quarterly Report on Form 10-Q for the period ended March 31, 2021, and the ability of the Company to identify and remediate material weaknesses in the Company’s internal control over financial reporting and related disclosure controls and procedures not effective at the reasonable assurance level.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the timing and nature of the resolution of the issues discussed in this Current Report on Form 8-K, any delay in the filing of required periodic reports, the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures, whether a restatement of financial results will be required for other accounting issues, adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in The Company’s Annual Report on Form 10-K for the period ended December 31, 2020. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Description
99.1	Press Release dated June 7, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2021

CPI AEROSTRUCTURES, INC.

By:

/s/ Douglas McCrosson

Douglas McCrosson

Chief Executive Officer

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